77Q1(e)


Amendment No. 1 to Restated Management
Agreement between American Century California
Tax-Free and Municipal Funds and American
Century Investment Management, Inc., effective as of April 10, 2017 (filed electronically as Exhibit d2 to Post-Effective Amendment No. 61 to the
Registration Statement of the Registrant on April 7,
2017, File No. 002-82734, and incorporated herein by reference.)